SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 1994


                           Imo Industries Inc.
        (Exact name of registrant as specified in its charter)


        Delaware                    1-9294             21-0733751
(State or other jurisdiction     (Commission       (I.R.S. Employer
    of incorporation)            File Number)     Identification No.)


    1009 Lenox Drive, Building Four West
        Lawrenceville, New Jersey                       08648
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code    609-896-7600


                            Not Applicable
           (Former name or address if changed since last report)



















                              IMO INDUSTRIES INC.

                            Form 8-K Current Report

Item 5.  Other Events.

In a Form 10-Q for the quarter ended September 30, 1994 filed on November 14, 1994, the Registrant disclosed that it had entered into a definitive agreement to sell the Varo Inc. and Baird Optical Systems operations of its Electro-Optical Systems business to a subsidiary of Texas Pacific Group for approximately $70 million in cash, subject to the fulfillment of various conditions, including receipt of certain
government approvals and assurances.   The agreement between the parties
was filed as an exhibit thereto.

On December 19, 1994, the subsidiary of Texas Pacific Group terminated the agreement to acquire the Electro-Optical Systems business on the basis that assurances that the business would not be impacted after closing as a result of certain pending investigations had not been received from various US government agencies by the contractually required date.

The Registrant intends to reopen discussions with other prospective buyers and expects to be successful in its plan to divest this business, and will therefore continue to account for this business as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30.

The Registrant's press release announcing such information is filed herewith as an exhibit.


Item 7.   Exhibits.

	The following exhibit is being filed with this report:

                   Exhibit No.                 Exhibit
                  ____________              ___________________
                       99                   Press release dated
                                            December 22, 1994 by
                                            Imo Industries Inc.
































                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                   Imo Industries Inc.
                                                      (Registrant)

Date:  December 23, 1994                By:  /s/ WILLIAM M. BROWN
                                             William M. Brown
                                             Executive Vice President
                                             and Chief Financial Officer




























































                               IMO INDUSTRIES INC.



                            FORM 8-K CURRENT REPORT
                            DATED DECEMBER 19, 1994




                                   EXHIBIT 99

                       Press Release Dated December 22, 1994
                             by Imo Industries Inc.